SECOND AMENDMENT TO THE
                  MORRISON FRESH COOKING, INC.
                   MANAGEMENT RETIREMENT PLAN

      THIS SECOND AMENDMENT is made on this 28th day of March, 1997, by Morrison Fresh Cooking, Inc. (the "Primary Sponsor"), a corporation organized and existing under the laws of the state of Georgia.

                      W I T N E S S E T H:

      WHEREAS,  the Primary Sponsor maintains the Morrison  Fresh
Cooking, Inc. Management Retirement Plan (the "Plan"), which was established by indenture dated March 7, 1996;

      WHEREAS, the Primary Sponsor now desires to amend the Plan to alter the definition of compensation in order to broaden the Plan's eligibility criteria and to otherwise conform the Plan document with certain historical administrative practices;

      NOW,  THEREFORE, the Primary Sponsor does hereby amend  the
Plan,   by  deleting  Section  1.07  in  its  entirety   and   by
substituting the following:

           "1.07 'Compensation' means the total compensation that would be subject to tax under Code Section 3101(a) (but without dollar limitation of Code Section 3121(a)(1) and excluding any amounts paid as Long-Term Disability Benefits) paid to a Participant by the Company, or any Affiliate, during the Plan Year, increased by (a) amounts that would have been paid during the Plan Year but which are contributed by the Plan Sponsor pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Code Section 125 and
     (b) amounts paid or credited to a Participant as nonqualified deferred compensation by the Company or any Affiliate, notwithstanding the provisions of Code Section 3121(v)(2). In no event shall Compensation in excess of $100,000 (as adjusted from time to time at the sole discretion of the Company) be counted for purposes of determining a Participant's Accrued Benefit."

This amendment will be effective as of March 7, 1996, for all purposes except for determining eligibility pursuant to Article II of the Plan. This amendment will be effective as of January 1, 1997, for purposes of determining eligibility pursuant to
Article II of this Plan.

     Except as specifically provided herein, the Plan will remain in full force and effect as prior to this Second Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.

                              MORRISON FRESH COOKING, INC.



                              By:  /s/ Ronnie L. Tatum
                                    Ronnie L. Tatum
                              Title:  Chief Executive Officer


ATTEST:



By:  /s/ Mitchell S. Block
      Mitchell S. Block
Title:  Secretary

          [CORPORATE SEAL]